Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 617-6080
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC. ANNOUNCES

GRANT OF STOCK OPTION AWARDS

San Diego, CA. – October 21, 2004 – Education Lending Group, Inc. (NASDAQ:EDLG) announced today that in connection with the acquisition of FinancialAid.com, certain employees of FinancialAid.com, LLC, who will become employees of Education Lending Group, were granted stock options as part of the consideration in the acquisition. Of the stock options issued in the acquisition, three key executives of FinancialAid.com received nonqualified options to purchase an aggregate of 40,398 shares of Education Lending Group common stock. These nonqualified options were issued effective October 16, 2004, outside of the company’s Long Term Incentive Plan in reliance on NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The nonqualified options will vest pro rata over three years from the grant date if the employee is still employed by the Company or one of its subsidiaries on the vesting date. The exercise price for the options is $13.93 per share, the closing price of the Company’s common stock on the date immediately prior to issuance of the options.

About Education Lending Group, Inc.

Education Lending Group is a specialty finance company principally engaged in providing student loan products, services and solutions to students, parents, schools and alumni associations. Our business is focused on originating and purchasing guaranteed student loans through the Federal Family Education Loan Program, known as FFELP, including consolidation loans, Stafford loans and Parent Loans for Undergraduate Students (PLUS). www.educationlendinggroup.com.

About FinancialAid.com, LLC

FinancialAid.com was established in March 2000 to help parents and students find the money they need to pay for college. Through its industry-best student loan counselors, expert editorial content and free scholarship and college search engines, Financialaid.com guides students and their parents through the college selection, scholarship application and education funding processes. In addition to its higher education financing channel through financialaid.com, the company’s family of college-related sites embodies its ongoing commitment to deliver leading edge services, products and benefits to students, parents and college graduates. The sites include:

CampusDirt.com: The website that gives students and parents the insider’s perspective on life at more than 825 U.S. colleges.

RateYourCampus.com: Where undergrads and grads rate their college experience online.

CampusClix.com: The new social networking site that helps current and prospective students and alumni connect to their campus communities.

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2003 Annual Report on Form 10-K, filed on March 12, 2004. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-K and Form 10-Q filings.